Exhibit 10.3

COMMON STOCK PURCHASE AGREEMENT

AGREEMENT entered into as of the 3rd day of August, 2011, by and between Plastron Acquisition Corp. III, a Delaware corporation with an address at 712 Fifth Avenue, New York, New York 10019 (the “Company”) and [Name of Purchaser], an individual with an address at [Address of Purchaser] (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of [Number of Shares] shares (the “Shares”) of the Company’s common stock, par value $.0001 per share (the “Common Stock”) upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1:  SALE OF THE SHARES

1.1 Sale of the Shares.  Subject to the terms and conditions hereof, the Company will sell and deliver to the Purchaser and the Purchaser will purchase from the Company, upon the execution and delivery hereof, the Shares for a purchase price equal to [Purchase Price], payable by check, wire transfer or other immediately available funds concurrent with the execution of this Agreement.

SECTION 2:  CLOSING DATE; DELIVERY

2.1  Closing Date.  The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held immediately following the execution and delivery of this Agreement.

2.2  Delivery at Closing. At the Closing, the Company will deliver to the Purchaser a stock certificate registered in the Purchaser’s name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price therefore as indicated above.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF PURCHASER

The undersigned Purchaser hereby represents and warrants to the Company as follows:

3.1  Transfer of Shares.  The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, and as of the date of this Agreement, may not be sold pursuant to the exemptions provided by Section 4(1) of the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission’s Division of Corporation Finance, to Ken Worm of NASD Regulation, Inc., dated January 21, 2000.

3.2  Experience. The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision.  The undersigned has adequate means of providing for the undersigned's current needs and possible future contingencies and the undersigned has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the undersigned subscribes.  The undersigned is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the undersigned is able to hold the Shares for an indefinite period of time and has sufficient net worth to sustain a loss of the undersigned's entire investment in the Company in the event such loss should occur. Except as otherwise indicated herein, the undersigned is the sole party in interest as to its investment in the Company, and it is acquiring the Shares solely for investment for the undersigned's own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Shares subscribed for to any other person.

3.3  Investment; Access to Data.  The undersigned has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Common Stock and an investment in the Company. The undersigned has been furnished materials relating to the Company, the private placement of the Common Stock or anything else that it has requested and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.  Representatives of the Company have answered all inquiries that the undersigned has made of them concerning the Company, or any other matters relating to the formation and operation of the Company and the offering and sale of the Common Stock.The undersigned has not been furnished any offering literature other than the materials that the Company may have provided at the request of the undersigned; and the undersigned has relied only on such information furnished or made available to the undersigned by the Company as described in this Section. The undersigned is acquiring the Shares for investment for the undersigned's own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof.  The undersigned acknowledges that the Company is a start-up company with no current operations, assets or operating history, which may possibly cause a loss of Purchaser’s entire investment in the Company.

3.4  Authorization.  (a) This Agreement, upon execution and delivery thereof, will be a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

(b)  The execution, delivery and performance by Purchaser of this Agreement and compliance therewith and the purchase and sale of the Shares will not result in a violation of and will not conflict with, or result in a breach of, any of the terms of, or constitute a default under, any provision of state or Federal law to which Purchaser is subject, or any mortgage, indenture, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Purchaser is a party or by which the undersigned Purchaser is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Purchaser pursuant to any such term.

3.5 Accredited Investor.  Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and has executed the statement of accredited investor annexed hereto as Exhibit A.

3.6         Restricted Securities. None of the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser acknowledges that the Shares have not been recommended by any U.S. Federal or State securities commission or regulatory authority and have not confirmed the accuracy or determined the adequacy of this Agreement. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Agreement.

SECTION 4: REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company hereby represents, warrants and covenants to the Purchaser as follows:

4.1       Organization; Good Standing. The Company has been duly incorporated or organized, is validly existing as a corporation or other applicable business entity and is in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as now conducted.

4.2       Authorization.  The Company has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the board of directors of the Company and no other actions on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.  The Company shall have authorized the issuance of the Shares, pursuant to the terms and conditions of this Agreement, and, when issued, sold and delivered in accordance with this Agreement for the consideration described herein, shall be duly authorized and validly issued, fully paid and nonassessable, and issued in accordance with the registration or qualification provisions of any applicable securities laws or pursuant to valid exemptions therefrom.

4.3           Consents. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the valid execution, delivery and performance by the Company or the offer, sale or issuance of the Shares.

4.4           No General Solicitation.» Neither the Company nor any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Shares.

4.5           Nature of Business.»  The Company is a start-up company with no current operations, assets (excluding any cash or cash equivalents) or operating history.

SECTION 5:  MISCELLANEOUS

5.1  Governing Law.  This Agreement shall be governed in all respects by the laws of the State of New York, without regard to conflicts of laws principles thereof.

5.2 Survival.  The terms, conditions and agreements made herein shall survive the Closing.

5.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.4  Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.  Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

5.5  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

PLASTRON ACQUISITION CORP. III

By: /Michael Rapp
Name: Michael Rapp
Title: President

PURCHASER

________________________________
Name of Purchaser

Exhibit A

STATEMENT OF ACCREDITED INVESTOR

To:	PLASTRON ACQUISITION CORP. III (the “Company”)

Ladies and Gentlemen:

The undersigned hereby refers to the Securities Purchase Agreement executed and delivered to the Company by the undersigned as of the date hereof.  In connection with the subscription thereunder by the undersigned to purchase securities of the Company, the undersigned hereby represents and warrants that such individual or entity meets at least one of the tests listed below for an "accredited investor" (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).

"Accredited Investors" are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors.  Partnerships, corporations or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards, or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the "1933 Act") if you meet any of the following tests (please check all that apply):

□
The undersigned is an individual who is a director or executive officer of the Company.  An “executive officer” is the president, a vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for the Company.

□
The undersigned is an individual that (1) had individual income of more than $200,000 in each of the two most recent fiscal years and reasonably expects to have individual income in excess of $200,000 in the current year, or (2) had joint income together with the undersigned’s spouse in excess of $300,000 in each of the two most recent fiscal years and reasonably expects to have joint income in excess of $300,000 in the current year.  “Income” means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts:  (i) any tax exempt interest income under Section 103 of the Internal Revenue Code (the “Code”) received, (ii) any losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code.  In determining personal income, however, unrealized capital gains should not be included.

□
The undersigned is an individual with individual net worth, or combined net worth together with the undersigned’s spouse, in excess of $1,000,000.  “Net worth” means the excess of total assets at fair market value, including home, home furnishings and automobiles (but excluding for these purposes the net value, after any mortgage, of any primary residence), over total liabilities.

□
The undersigned is a Trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company, and the purchase of the securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

□
The undersigned is a corporation, partnership, limited liability company or limited liability partnership that has total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring securities of the Company.

□	The undersigned is an entity in which all of its equity owners are “accredited investors”.

Dated:  August 3, 2011

Very truly yours,

______________________
Name of Individual